.

Rise Gold Announces One-for-Ten Reverse Split (Consolidation) of its Shares of Common Stock

November 25, 2019 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) announces that its Board of Directors has approved a 1-for-10 reverse split (consolidation) of the Company’s authorized and issued shares of common stock with a par value of US$0.001 per share.  It is proposed that the reverse split will be effective as of the market open on or about December 16, 2019 on the Canadian Securities Exchange (the “CSE”) and the OTCQB. No financings are contemplated in conjunction with the consolidation.

The Company recently achieved a major milestone on the Idaho-Maryland Gold Project with the submission of a Use Permit application to Nevada County to re-open the Idaho-Maryland Mine.

https://www.risegoldcorp.com/uploads/content/Nov21RiseGoldSubmitsPermit ApplicationtoReopenIdahoMarylandGoldMine.pdf

With the permitting process underway, the Company intends to increase its efforts towards market awareness and believes that the consolidation may lead to greater investor interest on US and Canadian stock markets.

The reverse split will result in each outstanding ten pre-split shares of common stock automatically combining into one new share of common stock without any action on the part of shareholders.  The total number of outstanding shares of common stock will be reduced from approximately 220.5 million to approximately 22 million shares.  The Company’s authorized number of shares of common stock will also be proportionately decreased from 400 million to 40 million shares, each as a result of the reverse split and pursuant to Nevada Resided Statutes (NRS Section 78.207).  No fractional shares will be issued as a result of the reverse split as any fractional shares resulting from the reverse split will be rounded up to the nearest whole share on a “per shareholder” basis.

The Board of Directors of the Company approved the action in accordance with Nevada law (NRS Section 78.207).  No additional Company or shareholder approval is required because both the number of authorized shares of common stock and the number of outstanding shares of common stock will be proportionally reduced as a result of the reverse split, the reverse split will not adversely affect any other class of stock of the Company, and the Company will not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse split.

All issued incentive stock options granted by the Company and share purchase warrants issued by the Company outstanding immediately prior to the reverse split, including but not limited to, those warrants issued by the Company on September 3, 2019; August 19, 2019; July 3, 2019; March 1, 2019; November 5, 2018; October 16, 2018; September 17, 2018; August 31, 2018; April 18, 2018; January 3, 2018; and December 27, 2017, respectively, will be appropriately adjusted by dividing the number of shares of common stock into which the options and warrants are exercisable or convertible by 10, and multiplying the exercise or conversion price thereof by 10, as a result of the reverse split.

The reverse split will not impact any shareholders percentage ownership of the Company or voting power, except for the minimal effects resulting from the treatment of fractional shares. The Company’s shares of common stock will continue to trade in Canada on the CSE under the symbol “RISE” and in the United States on the OTCQB under the symbol “RYES.” The shares will trade under a new CUSIP Number 76760M 200. Capital Transfer Agency, the Company’s transfer agent, will act as exchange agent for the reverse split.  Please contact Capital Transfer Agency at info@capitaltransferagency.com or by calling (416)-350-5007.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine produced 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release.  Rise undertakes no obligation to update or publicly release any revisions to forward-looking statements or information except as required by law.